UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019 (September 17, 2019)

THE PECK COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4050 Williston Road, #511 South Burlington, Vermont	05403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 658-3378

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PECK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Quarterly Report on Form 10-Q of The Peck Company Holdings, Inc. (the “Company”) for the period ended June 30, 2019, Peck Electric Co. (“Peck Electric”), a wholly owned subsidiary of the Company, entered into a revolving line of credit on August 13, 2019 in an aggregate principal amount of $2 million with NBT Bank, National Association (“NBT”), which will mature on September 30, 2020 (the “Term A Revolving Credit Facility”)

In connection with the Term A Revolving Credit Facility, Peck Electric entered into a Business Loan Agreement, dated September 11, 2019, with NBT, as lender (the “Loan Agreement”). The Loan Agreement (and related ancillary documents, other than the documents relating to the Term A Revolving Credit Facility) were not signed by the parties thereto until September 17, 2019 and did not become binding upon such parties until September 17, 2019.

The Loan Agreement provides for, among other things, for financing of up to $6,941,529, consisting of: (i) The Term A Revolving Credit Facility; (ii) a revolving line of credit in an aggregate principal amount of $3 million, which will mature on September 30, 2020 (the “Term B Revolving Credit Facility”); (iii) a term loan facility in an aggregate principal amount of $187,683, which will mature on January 11, 2021 (the “Term A Loan Facility”); (iv) a term loan facility in an aggregate principal amount of $253,321, which will mature on April 11, 2026 (the “Term B Loan Facility”); (v) a term loan facility in an aggregate principal amount of $486,137, which will mature on September 11, 2026 (the “Term C Loan Facility”); (vi) a term loan facility in an aggregate principal amount of $732,997, which will mature on September 11, 2026 (the “Term D Loan Facility”); and (vii) a mortgage credit facility in an aggregate principal amount of $281,391, which will mature on September 11, 2026 (the “Mortgage” and together with the Term A Revolving Credit Facility, the Term B Revolving Credit Facility, the Tern A Loan Facility, the Term B Loan Facility, the Term C Loan Facility and the Term D Loan Facility, the “Credit Facilities”).

Borrowings under the Term A Revolving Credit Facility and the Term B Revolving Credit Facility each bear interest at a rate equal to a variable interest rate based on the WSJ Prime Rate, which is currently 5.25%; such rate is subject to adjustment as and when the WSJ Prime Rate may change from time to time, borrowings under the Term A Loan Facility bear interest at a rate equal to 4%, borrowings under the Term B Loan Facility bear interest at a rate equal to 4.15%, borrowings under the Term C Loan Facility bear interest at a rate equal to 4.20% and borrowings under the Term D Loan Facility bear interest at a rate equal to 4.25%.

The Loan Agreement, Mortgage and promissory notes signed by Peck Electric in connection therewith each contain customary terms and conditions, including, without limitation, affirmative and negative covenants, such as financial information reporting requirements, minimum income and cash flow and debt service coverage ratio requirements. The Loan Agreement, Mortgage and such promissory notes also each contain customary events of default, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy and the occurrence of a material adverse change in Peck Electric’s financial condition.

Concurrent with the execution of the Loan Agreement, (i) Peck Electric entered into commercial security agreements with the Lender (each, a “Security Agreement”) in connection with the Credit Facilities, pursuant to which Peck Electric granted the Lender a security interest in substantially all of Peck Electric’s Collateral (as defined in each Security Agreement) to secure Peck Electric’s obligations under the Loan Agreement and (ii) the Company executed a commercial guaranty in favor of the Lender (the “Guaranty”) to guaranty the payment and performance of Peck Electric’s obligations under the promissory notes issued by Peck Electric to NBT pursuant to the Loan Agreement.

The foregoing description of the Loan Agreement, the Security Agreements and the Guaranty are qualified in their entirety by reference to the full text of the Loan Agreement, the Security Agreements and the Guaranty, respectively, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2019

The Peck Company Holdings, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer